Exhibit 3.13

MANAGEMENT PROXY CIRCULAR

for the

ANNUAL GENERAL MEETING

of

AMERICA MINERAL FIELDS INC.

to be held on

WEDNESDAY, APRIL 30, 2003

MANAGEMENT PROXY CIRCULAR

AMERICA MINERAL FIELDS INC. St. George’s House 15 Hanover Square London W1S 1HS, England Website: http://www.am-min.com

(all information as at March 10, 2003 unless otherwise noted)

PERSONS MAKING THE SOLICITATION

This Management Proxy Circular is furnished in connection with the solicitation of proxies being made by the management of America Mineral Fields Inc. (the “Company”) for use at the Annual General Meeting of the Company’s shareholders (the “Meeting”) to be held on Wednesday, April 30, 2003 at the time and place and for the purposes set forth in the accompanying Notice of Meeting. While it is expected that the solicitation will be made primarily by mail, proxies may be solicited personally or by telephone by directors, officers and employees of the Company.

All costs of this solicitation will be borne by the Company.

APPOINTMENT OF PROXIES

The individuals named in the accompanying form of Proxy are directors or officers of the Company. A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR THE SHAREHOLDER AND ON THE SHAREHOLDER’S BEHALF AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON’S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY AND STRIKING OUT THE TWO PRINTED NAMES, OR BY COMPLETING ANOTHER FORM OF PROXY. A Proxy will not be valid unless the completed, dated and signed form of Proxy is delivered to Computershare Trust Company of Canada (“Computershare”), Toronto Office, Proxy Department, at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting. For general inquiries, shareholders may contact Computershare as follows:

By Phone:	1-800-564-6253
By Fax:	1-866-249-7775
By Email:	caregistryinfo@computershare.com

NON-REGISTERED HOLDERS

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Most shareholders of the Company are “non-registered” shareholders because the shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares. More particularly, a person is not a registered shareholder in respect of shares which are held on behalf of the person (the “Non-Registered Holder”) but which are registered either: (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP’s, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited (“CDS”)) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the

Company has distributed copies of the Notice of Meeting, this Management Proxy Circular and the Proxy (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

(a)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to Computershare as provided above; or

(b)	more typically, be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy authorization form”) which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions, which contains a removable label containing a bar code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the shares, which they beneficially own. Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the Management Proxyholders and insert the Non-Registered Holder’s name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

REVOCATION OF PROXIES

A shareholder who has given a Proxy may revoke it by an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered either to the registered office of the Company, at Suite 300 – 204 Black Street, Whitehorse, Yukon, Canada Y1A 2M9, at any time up to and including the last business day preceding the day of the Meeting or any adjournment of it or to the Chair of the Meeting on the day of the Meeting or any adjournment of it. Only registered shareholders have the right to revoke a proxy. Non-Registered Holders who wish to change their vote must, at least seven days before the Meeting, arrange for their respective Intermediaries to revoke the proxy on their behalf.

A revocation of a Proxy does not affect any matter on which a vote has been taken prior to the revocation.

EXERCISE OF DISCRETION

If the instructions in a Proxy are certain, the shares represented thereby will be voted on any poll by the persons named in the Proxy and, where a choice with respect to any matter to be acted upon has been specified in the Proxy, the shares represented thereby will, on a poll, be voted or withheld from voting in accordance with the specifications so made.

Where no choice has been specified by the shareholder, such shares will, on a poll, be voted in accordance with the notes to the form of Proxy.

The enclosed form of Proxy, when properly completed and delivered and not revoked, confers discretionary authority upon the persons appointed proxyholders thereunder to vote with respect to any amendments or variations of matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the time of the printing of this Management Proxy Circular, the management of the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

As at the date hereof, the Company has issued and outstanding 32,132,816 fully paid and non-assessable Common shares without par value, each share carrying the right to one vote. The Company has no other classes of voting securities.

Any shareholder of record at the close of business on March 10, 2003 who either personally attends the Meeting or who has completed and delivered a Proxy in the manner specified, subject to the provisions described above, shall be entitled to vote or to have such shareholder’s shares voted at the Meeting.

To the best of the knowledge of the directors and senior officers of the Company, the only persons who, or corporations which, beneficially own, directly or indirectly, or exercise control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company are:

Shareholder Name	Number of Shares	Percentage of Issued Shares

Jean-Raymond Boulle	9,509,107 (1)	29.6%
Umicore S.A. (formerly Union Miniere S.A.)	3,550,000 (2)	11%

(1)	Of these shares, 60,035 are registered in the name of America Diamond Corp., being wholly-owned by Mr. Boulle, and 9,373,572 are registered in the name of Gondwana (Investments) S.A. (formerly Gondwana (Investments) Ltd.), a Luxembourg company, which is also owned indirectly by Mr. Boulle.
(2)	Etienne Denis, a director of the Company, is also Executive Vice President, Services of Umicore S.A.

EXECUTIVE COMPENSATION

Set out below are particulars of compensation paid to the following persons (the “Named Executive Officers”):

(a)	the Company’s chief executive officer;

(b)	each of the Company’s four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceeds $100,000 per year; and

(c)	any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of the Company at the end of the most recently completed financial year.

As at October 31, 2002, the end of the most recently completed fiscal year of the Company, the Company had four Named Executive Officers, whose names and positions held within the Company are set out in the summary of compensation table below

Summary of Compensation Table

The following table is a summary of compensation paid to the Named Executive Officers for each of the Company’s three most recently completed fiscal years. All dollar amounts referred to in this Management Proxy Circular shall be in Canadian dollars unless otherwise designated.

Name and Principal Position of Named Executive Officer	Fiscal Year Ending	Annual Compensation			Long Term Compensation
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Securities Under Options / SARs Granted	Restricted Shares or Restricted Share Units	LTIP Pay- Outs ($)	All Other Compen-sation ($)

Timothy Read President & CEO	2002 2001 2000	US313,650 US306,000 US305,331	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil	N/A N/A N/A	Nil Nil Nil

Bernard Pryor COO	2002 2001 2000	US164,000 US156,235 US147,712	US10,000 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	N/A N/A N/A	Nil Nil Nil

Francois Colette President of Subsidiary (1)	2002 2001 2000	US127,344 US124,848 US122,400	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	N/A N/A N/A	Nil Nil Nil

T. David Button CFO	2002 2001 2000	£ 81,627 £ 45,408 N/A	Nil Nil N/A	Nil Nil N/A	Nil 200,000 N/A	Nil Nil N/A	N/A N/A N/A	Nil Nil N/A

(1)	Mr. Colette is the President of America Mineral Fields International Ltd., a subsidiary of the Company.

Long-Term Incentive Plans – Awards in Most Recently Completed Fiscal Year

The Company has no long-term incentive plans in place and therefore there were no awards made under any long-term incentive plan to the Named Executive Officers during the Company’s most recently completed fiscal year. A “Long-Term Incentive Plan” is a plan under which awards are made based on performance over a period longer than one fiscal year, other than a plan for options, SARs (stock appreciation rights) or restricted share compensation.

Options/SARs Granted During the Most Recently Completed Fiscal Year

During the most recently completed fiscal year, there were no incentive stock options granted to the Named Executive Officers and no SARs (stock appreciation rights) were granted during this period.

Aggregated Option/SAR Exercises During the Most Recently Completed Fiscal Year and Fiscal Year End Option/SAR Values

The following table sets out incentive stock options exercised by the Named Executive Officers, during the most recently completed fiscal year as well as the fiscal year end value of stock options held by the Named Executive Officers. During this period, no outstanding SARs were held by the Named Executive Officers.

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options at Fiscal Year-End Exercisable/Unexercisable (#)	Value of Unexercised In-the- Money Options at Fiscal Year-End ($) Exercisable / Unexercisable (1)

Timothy Read	Nil	N/A	800,000 / Nil	Nil / Nil
Bernard Pryor	Nil	N/A	250,000 / Nil (2)	Nil / Nil
Francois Colette	Nil	N/A	135,000 / 65,000 (3)	Nil / Nil
T. David Button	Nil	N/A	135,000 / 65,000	Nil / Nil

(1)	In-the-Money Options are those where the market value of the underlying securities as at the most recent fiscal year end exceeds the option exercise price. The closing market price of the Company’s shares as at October 31, 2002, (ie. fiscal year end) was $0.55.
(2)	On May 31, 2001, the Toronto Stock Exchange approved the repricing of these stock options to $0.60 per share and the number of options outstanding was reduced from 400,000 to 250,000.
(3)	On May 31, 2001, the Toronto Stock Exchange approved the repricing of these stock options to $0.60 per share and the number of options outstanding was reduced from 300,000 to 200,000.

Termination of Employment, Change in Responsibilities and Employment Contracts

The Company’s Named Executive Officers have employment contracts with the Company and its subsidiaries with principal conditions as follows:

Named Executive Officer	Annual Compensation(1)	Share Options(2)	Contract Start	Duration	Paid Termination Notice Period

Timothy Read	US$315,180	800,000	January 29, 1999	3 years (3)	6 months (5)
Bernard Pryor	US$164,800	250,000	August 1, 1999	2 years (4)	6 months (6)
T. David Button	£74,300 (7)	200,000	January 29, 2001	No fixed term.	6 months (6)

(1)	In addition, reimbursement of receipted travel and entertainment expenses.
(2)	Unvested options are cancelled immediately on termination, and vested options are cancelled if not exercised within 30 days following termination.
(3)	The initial three year term of Mr. Read’s contract expired in February 2002 and thereafter automatically became of no fixed term subject to the notice periods detailed in (5) below. Effective January 1, 2003, Mr Read’s salary was increased from US$315,180 to US$324,680 per annum.
(4)	The initial two year term of Mr. Pryor’s contract expired in 2001 and thereafter automatically became of no fixed term subject to the notice periods detailed in (6) below. Effective January 1, 2003, Mr Pryor’s salary was increased from US$164,800 per annum to US$169,800 per annum.
(5)	Six months’ notice, if terminable by the Company, and six months’ notice if terminable by Mr. Read.
(6)	Six months’ notice, if terminable by the Company, and three months’ notice if terminable by either of Messrs. Pryor or Button.
(7)	Mr. Button’s annual compensation is renewed annually and, effective January 1, 2003, was increased from £72,100 per annum to £74,300 per annum plus 3% in lieu of health insurance. Remuneration is based on three working days per week. If exceeded, then 1/140th of annual remuneration is paid for each extra day worked.

All options held by directors and employees of the Company vest immediately following a change of control involving more than 29.9% of the issued and outstanding securities of the Company.

Compensation of Directors

Compensation for the Named Executive Officers has already been disclosed above. No cash compensation was paid to any director of the Company for the director’s services as a director during the fiscal year ended October 31, 2002. In addition, Bernard Vavala, the Chairman of the Board, received a salary of US$25,093 during the fiscal year ended October 31, 2002. Campney & Murphy, Barristers and Solicitors, in which Paul MacNeill, a director of the Company, was a Partner, received fees for legal work done for the Company.

 The Company has agreed to pay each member of the board of directors (the “Board”), excluding the Chairman of the Board and the Chief Executive Officer of the Company, an attendance fee of $500 per telephonic Board meeting, and $1,000 per physical Board meeting. The Company also agreed to pay attendees at committee meetings $250 per attendance, or $500 per day, whichever is applicable. A Board member attending a Board meeting and an attendee at a committee meeting will not be entitled to the attendance fees where such Board or committee member is, at the date of the relevant meeting, an employee or consultant of the Company. During the fiscal year ended October 31, 2002, the Company paid an aggregate of $22,500 with respect to attendees at Board meetings, and an aggregate amount of $2,000 to attendees at committee meetings.

Other than noted above, the Company has no standard arrangement pursuant to which directors are compensated by the Company for their services in their capacity as directors except for the granting from time to time of incentive stock options in accordance with the policies of the Toronto Stock Exchange. During the most recently completed financial year, the Company did not grant any incentive stock options to directors.

MANAGEMENT CONTRACTS

Management functions of the Company are substantially performed by directors or senior officers of the Company and not, to any substantial degree, by any other person with whom the Company has contracted.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Except as disclosed herein, since the commencement of the last completed fiscal year, no insider of the Company, nominee for director, or any associate or affiliate of an insider or nominee, had any material interest, direct or indirect, in any transaction or any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting. For the purpose of this paragraph, “Person” shall include each person: (a) who has been a director, senior officer or insider of the Company at any time since the commencement of the Company’s last fiscal year; (b) who is a proposed nominee for election as a director of the Company; or (c) who is an associate or affiliate of a person included in subparagraphs (a) or (b).

NUMBER OF DIRECTORS

Management of the Company is seeking shareholder approval of an ordinary resolution setting the number of directors of the Company at seven for the ensuing year.

ELECTION OF DIRECTORS

The term of office of each of the present directors expires at the Meeting. The persons named below will be presented for election at the Meeting as management’s nominees. Management does not contemplate that any of these nominees will be unable to serve as a director. Each director elected will hold office until the next annual general meeting of the Company or until his or her successor is elected or appointed, unless his or her office is earlier vacated in accordance with the Articles of the Company or with the provisions of the Business Corporations Act (Yukon) (the “Act”).

The following table sets out the names of the nominees for election as directors, the country in which each is ordinarily resident, all offices of the Company now held by each of them, their principal occupations, the period of time for which each has been a director of the Company and the number of common shares of the Company or any of its subsidiaries beneficially owned by each, directly or indirectly, or over which control or direction is exercised, as at the date hereof.

Name, Present Position(s) with the Company (1) and Place of Residence (3)	Principal Occupation (2) (3)	Date(s) Served as a Director Since	Ownership or Control Over Voting Shares Held(3)

Etienne Denis (5) Director of the Company. Belgium	Business Executive; Executive Vice-President, Services of Umicore S.A. (formerly Union Miniere S.A.); With Umicore since November 1974.	October 11, 1999	3,550,000 (6)

Paul C. MacNeill (4) Director of the Company. Canada	President, P. MacNeill Law Corporation since December 2002; Partner, Campney & Murphy, Barristers and Solicitors, from 1988 to December 2002.	March 19, 1998	Nil

Stephen F. Malouf Director of the Company. United States of America	Attorney, The Law Offices of Stephen F. Malouf, P.C.; Previously, Attorney, Waggoner & Malouf, LLP.	August 11, 1997	264,000

Timothy Read President, Chief Executive Officer and a director of the Company. England	Investment Banker; President and Chief Executive Officer of the Company since January 1999.	January 15, 1999	35,000

Gregg J. Sedun (5) Secretary and a director of the Company. Canada	Business Executive; Director and executive officer of Pacific Source Capital Limited.	April 28, 1995	188,500

Bernard Vavala (4) (5) Chairman of the Board and a director of the Company. United States of America	Self-employed private investor since 1987.	January 11, 1998	296,800

Patrick J. Walsh (4) Director of the Company. Australia	Business Executive; Retired since 1991.	January 11, 1998	Nil

(1)	For the purposes of disclosing positions held in the Company, “Company” includes the Company and any parent or subsidiary thereof.
(2)	Unless otherwise stated above, any nominees named above not elected at the last annual general meeting have held the principal occupation or employment indicated for at least five years.
(3)	The information as to country of residence, principal occupation and number of shares beneficially owned by the nominees (directly or indirectly or over which control or direction is exercised) is not within the knowledge of the management of the Company and has been furnished by the respective nominees.
(4)	Members of the Company’s Audit Committee.
(5)	Members of the Company’s Compensation Committee.
(6)	These shares are beneficially held by Umicore S.A. (formerly Union Miniere S.A.), whom Mr. Denis represents on the Company’s Board.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE AND SENIOR OFFICERS

During the last completed fiscal year, no director, executive officer, senior officer or nominee for director of the Company, or any of their associates, has been indebted to the Company, or any of its subsidiaries, nor has any of these individuals been indebted to another entity which indebtedness is the subject of a guarantee, support in agreement, letter of credit or other similar arrangement or understanding provided by the Company, or any of its subsidiaries.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Toronto Stock Exchange (the “TSX”) has issued a series of guidelines for what it considers effective corporate governance. These guidelines deal with matters such as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members and other items dealing with sound corporate governance. The TSX requires that each listed company disclose on an annual basis its approach to corporate governance with reference to the guidelines. The Company’s approach to corporate governance is set forth below and in Schedule “A”. Schedule “A”, which supplements the disclosure below, lists each of the TSX’s corporate governance guidelines and the Company’s conformity to each guideline.

Mandate of the Board

The Company’s Board is required to supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. The Board actively oversees the development, adoption and implementation of the Company’s strategies and plans. The Board’s responsibilities include:

•	the Company’s strategic planning process,
•	the identification of the principal risks of the Company’s business and ensuring the implementation of appropriate systems to manage risk,
•	the Company’s succession planning, including appointing, training and monitoring senior management,
•	the Company’s major business development initiatives,
•	the integrity of the Company’s internal control and management information systems,
•	the Company’s policies for communicating with shareholders and others, and
•	the general review of the Company’s results of operations.

The Board considers that certain decisions are sufficiently important that management should seek prior approval of the Board. Such decisions include:

•	approval of the annual capital budget and any material changes to the operating budget,
•	approval of the Company’s business plan,
•	acquisition of, or investments in new business,
•	changes in the nature of the Company’s business,
•	changes in senior management, and
•	all matters as required under the Business Corporations Act (Yukon).

The Board meets on a regularly scheduled basis and more frequently if required. In fiscal 2002, the Board met 10 times.

Board Composition and Independence from Management

Unrelated Directors

An “unrelated” director, under the TSX guidelines, is a director who is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act in the best interests of the Company, other than interests arising from shareholding. In defining an unrelated director, the TSX guidelines place emphasis on the ability of a director to exercise objective judgment, independent of management.

On an application of these definitions, five of the Company’s existing and proposed directors are unrelated. The related directors of the Company are Bernard Vavala, the Chairman of the Board, and Timothy Read, the President and Chief Executive Officer of the Company.

Independence of the Board from Management

The Company’s corporate governance structure recognizes the value of separating the offices of chair and chief executive officer. Timothy Read is the Company’s President and Chief Executive Officer. The Board is chaired by Bernard Vavala.

The Board meets as necessary in the absence of management to ensure the Board’s functional independence from management.

The Company recognizes the desirability of directors being able to consult outside professional advice, as appropriate, in the discharge of their duties.

Size of the Board

A board must have enough directors to carry out its duties efficiently, while presenting a diversity of views and experience. The Board reviews the contributions of directors and considers whether the current size and make-up of the Board promotes effectiveness and efficiency.

Board Committees

The Board has two committees: the Audit Committee and the Compensation Committee. Each of these committees is comprised of a majority of unrelated directors. The committees, their mandates and memberships are outlined below.

Audit Committee

The Audit Committee meets with the President and Chief Executive Officer and the Chief Financial Officer of the Company and the independent auditors to review and inquire into matters affecting financial reporting matters, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee also recommends to the Board the auditors to be appointed. In addition, the Audit Committee reviews and recommends to the Board for approval the annual financial statements and certain other documents required by regulatory authorities. During the year ending October 31, 2002, the Audit Committee met four times and was composed of Bernard Vavala, Patrick Walsh and Paul MacNeill, all of whom are unrelated directors, except for Bernard Vavala, the Chairman of the Board. The Audit Committee is mandated to meet, and also to consult the auditors, in the absence of management.

Compensation Committee

The Compensation Committee, in consultation with the President and Chief Executive Officer of the Company, reviews and recommends to the Board for approval all matters relating to compensation of executives of the Company. The Compensation Committee is composed of Bernard Vavala, Etienne Denis and Gregg Sedun, all of whom are unrelated directors, except for Bernard Vavala, the Chairman of the Board.

APPOINTMENT AND REMUNERATION OF AUDITOR

Shareholders will be asked to approve the appointment of KPMG LLP, Chartered Accountants, as the auditor of the Company to hold office until the next annual general meeting of the shareholders at a remuneration to be fixed by the directors. The auditor was first appointed on November 17, 1995.

SPECIAL BUSINESS
Future Equity and Debt Financings

The Company from time to time investigates opportunities to raise financing on advantageous terms. It is possible the Company will undertake one or more financings over the next year structured as the private placement of securities.

Under the rules of the TSX, the aggregate number of shares of a listed company which are issued or made subject to issuance (i.e. issuable under a share purchase warrant or option or other convertible security) by way of private placement transactions during any particular six-month period must not exceed 25% of the number of shares outstanding (on a non-diluted basis) prior to giving effect to such transactions (the “TSX 25% Rule”), unless there has been shareholder approval of such transactions.

The application of the TSX 25% Rule may restrict the availability to the Company of funds which it may wish to raise by the private placement of securities. However, the TSX has a working practice that it will accept advance approval by shareholders in anticipation of private placements that may exceed the TSX 25% Rule, provided such private placements are completed within 12 months of the date such advance shareholder approval is given.

Any private placement proceeded with by the Company under the advance approval being sought at the Meeting will be subject to the follow additional restrictions:

(a)	it must be substantially with parties at arm’s length to the Company;

(b)	it cannot materially affect control of the Company;

(c)	it must be completed within a 12 month period following the date shareholder approval is given; and

(d)	it must comply with the private pricing rules of the TSX which currently require that the issue price per common share must not be lower than the closing market price of the common shares on the TSX on the trading day prior to the date notice of the private placement is given to the TSX (the “Market Price”), less the applicable discount as follows:

Market Price	Maximum Discount

$0.50 or less $0.51 to $2.00 Above $2.00	25% 20% 15%

(For these purposes, a private placement of unlisted convertible securities is deemed to be a private placement of the underlying listed securities at an issue price equal to the lowest possible price at which the securities are convertible by the holders thereof.)

The TSX retains the discretion to decide whether or not a particular placement is “substantially” at arm’s length or will materially affect control in which case specific shareholder approval may be required. The Company’s issued and outstanding share capital is currently 32,132,816 common shares. The Company proposes that the maximum number of shares issued or subject to issuance under one or more private placements in the 12 month period commencing April 30, 2003 would not exceed 32,132,816 shares in the aggregate, being 100% of the Company’s issued and outstanding share capital as at March 10, 2003. In addition, the Company will not proceed with any private placement that would exceed the TSX 25% Rule without first having received the unanimous approval of all directors voting on the matter.

In anticipation that the Company may wish to enter into one or more private placements in the next 12 months that will result in it issuing and/or making issuable such number of its common shares, taking into account any shares that may be issued upon exercise of any warrants, options or other rights granted in connection with the private placements, that will exceed the TSX 25% Rule, the Company requests its shareholders to pass an ordinary resolution in the following terms:

“Resolved, as an ordinary resolution, that the issuance by the Company in one or more private placements during the 12 month period commencing April 30, 2003 of such number of securities that would result in common shares of the Company being issued or issuable aggregating up to 100% of the number of issued and outstanding common shares as at March 10, 2003, being the date of the Management Proxy Circular describing the advance approvals and as more particularly described in and subject to restrictions described in the Company’s Management Proxy Circular dated March 10, 2003, be and is hereby approved.”

The directors of the Company believe the passing of this ordinary resolution is in the best interests of the Company and recommend that shareholders vote in favour of it. If the resolution is not passed, the TSX will not approve any private placements that result in the issuance or possible issuance of a number of shares which exceed the TSX 25% Rule without specific shareholder approval. Such restriction could impede the Company’s timely access to required funds on favourable terms.

Any ordinary resolution requires the approval of a simple majority of the votes cast by those shareholders of the Company who, being entitled to do so, vote in person or by proxy at a general meeting of the Company.

OTHER BUSINESS

Management is not aware of any matters to come before the Meeting other than those set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the Proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

APPROVALS AND SIGNATURE

The contents of this Management Proxy Circular and the sending of it to each shareholder entitled to receive notice of the Annual General Meeting, to each director of the Company, to the auditor of the Company, and to the appropriate governmental agencies, have been approved by the Company’s Board.

CERTIFICATE

The foregoing contains no untrue statements of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

IT IS AN OFFENCE UNDER THE SECURITIES ACT (ALBERTA), THE SECURITIES REGULATION (ALBERTA) AND THE ALBERTA SECURITIES COMMISSION RULES (TOGETHER THE “ALBERTA ACT”) FOR A PERSON OR COMPANY TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE ALBERTA ACT THAT, AT THE TIME AND IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.

ON BEHALF OF THE BOARD

“Timothy Read”
Timothy Read
President and Chief Executive Officer

SCHEDULE “A”

TSX Corporate Governance Committee Guidelines		Does the Company Conform?	Comments

1	The Board should explicitly assume responsibility for stewardship of the Company specifically for:

(a)	adoption of a strategic planning process	Yes	The Board reviews strategic plans formally on an annual basis, and informally as required.

(b)	identification of principal risks, and implementing risk management systems	Yes	The Audit Committee and the Board as a whole have identified the Company’s principal risks and review those risks and the management thereof on an ongoing basis.

(c)	succession planning and monitoring senior management	Yes	The Board as a whole has the responsibility for succession planning as it relates to senior management. The Board also reviews the performance of senior management.

(d)	communications policy	Yes	The Board, through and with the assistance of senior management, has established procedures to ensure consistency in the manner that communications with shareholders and the public are managed.

(e)	integrity of internal control and management information systems	Yes	The Audit Committee has the responsibility for the integrity of internal controls to manage information systems with respect to financial matters. The Board, through management, has established internal control and management information systems with respect to other operational matters.

2	Majority of directors should be “unrelated” (independent of management and free from conflicting interest)	Yes	Only Bernard Vavala, Chairman of the Board, and Timothy Read, the Chief Executive Officer and President of the Company, are related directors.

TSX Corporate Governance Committee Guidelines		Does the Company Conform?	Comments

3	Disclosure for each director whether he or she is related, and how that conclusion was reached	Yes	Bernard Vavala – Related – is Chairman of the Board. Timothy Read – Related – is Chief Executive Officer and President of the Company.

For the remainder of directors and the proposed directors, none of them or their associates have:

– worked for the Company

– material contracts with the Company

– received remuneration from the Company in excess of directors’ fees and stock options

– a significant shareholding or a relationship with a significant shareholder

Etienne Denis – Unrelated Paul MacNeill – Unrelated Stephen Malouf – Unrelated Gregg Sedun – Unrelated – is Secretary of the Company Patrick Walsh – Unrelated

4.a.	Appoint a committee responsible for appointment/ assessment of directors	No	The Board as a whole assesses the performance and qualification of directors and assesses and recommends potential nominees to the Board.

4.b.	Composed exclusively of non-management directors, the majority of whom are unrelated.	N/A

5	Implement a process for assessing the effectiveness of the Board, its committee and directors	Yes	The Board as a whole reviews the overall effectiveness of the Board, its committees, individual directors, and management.

6	Provide orientation and education programs for new directors	No	Board turnover is relatively rare. As a result, the Board provides ad hoc orientation for new directors.

7	Consider reducing size of the Board, with a view to improving effectiveness	Yes	The Board as a whole has reviewed the size of the Board and concluded that the current number of directors is appropriate to the needs of the Company at this time.

8	Review compensation of directors in light of risks and responsibilities	Yes	The Board as a whole considers the compensation of directors periodically and brings the resulting suggestions to the Board for its consideration.

9.a.	Committees should generally be composed of non-management directors	No	All Board committees are composed of a majority of non-management directors.

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	TSX Corporate Governance Committee Guidelines	Does the Company Conform?	Comments

9.b.	Majority of committee members should be unrelated.	Yes	All Board committees are composed of a majority of unrelated directors.

10	Appoint a committee responsible for approach to corporate governance issues	No	The Board as a whole has the mandate to review the Company’s compliance with these guidelines on a continual basis and to consider all matters relevant to the corporate governance of the Company.

11.a.	Define limits to management’s responsibilities by developing mandates for:

	i) the Board	Yes	There is no specific mandate for the Board. Any responsibility which is not delegated to senior management or a committee of the Board remains the responsibility of the Board.

	ii) the CEO	Yes	The written objectives of the Company, as determined annually by the Board, constitute the mandate of the CEO.

11.b.	Board should approve CEO’s corporate objectives	Yes	The CEO’s corporate objectives are established annually by the Board in conjunction with management, including the CEO.

12	Establish structures and procedures to enable the Board to function independently of management	Yes	On occasions where it is considered advisable, the Board has met in the absence of management. All Board committees are comprised solely of non-management members.

13.a.	Establish an audit committee with a specifically defined mandate	Yes	The Audit Committee is mandated to monitor audit functions, the preparation of financial statements, review press releases on financial results, review other regulatory documents as required and meet with outside auditors independently of management.

13.b.	All members should be non-management directors	No	The Audit Committee is comprised of a majority of non-management directors.

14	Implement a system to enable individual directors to engage outside advisors, at the Company’s expense	No	The Company has no policy that would preclude the engagement of independent advisors by directors, although there are no specific guidelines in place in this regard.

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